February 26, 2008

VIA SEDAR

British Columbia Securities Commission

Attn: Statutory Filings

701 West Georgia St.

PO Box 10142, Pacific Centre

Vancouver, B.C.

V7Y 1L2

Dear Sirs:

In compliance with National Instrument 54-101, we confirm the following advance notification of meeting for:

Issuer:

CARDERO RESOURCE CORP.

Class of Securities Entitled to Receive Notice:

Common

Class of Securities Entitled to Vote:

Common

Cusip No.:

14140U105

Meeting Type:

Annual General

Record Date for Notice:

March 27, 2008

Record Date for Voting:

March 27, 2008

Beneficial Ownership Determination Date:

March 27, 2008

Meeting Date & Time:

Thursday, May 1, 2008 at 2:00 p.m.

Meeting Place:

The Renaissance Vancouver Hotel Harbourside

(Port of Singapore Room – 3rd Floor)

1133 West Hastings St., Vancouver, BC

Business:

Annual

Yours truly,

CARDERO RESOURCE CORP.

“Marla K. Ritchie” (signed)

Corporate Secretary

cc:

Toronto Stock Exchange, Attn:  Chris Birkett (via email)

cc:

Alberta Securities Commission

cc:

Manitoba Securities Commission

cc:

New Brunswick Securities Commission

cc:

Newfoundland Securities Commission

cc:

Securities Registry - Northwest Territories

cc:

Nova Scotia Securities Commission

cc:

Ontario Securities Commission

cc:

Prince Edward Island Securities Commission

cc:

Quebec Securities Commission

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Saskatchewan Securities Commission

cc:

Department of Justice - Yukon

cc:

Gowling Lafleur Henderson LLP, Attn: Mr. Daniel Allen (via email)

cc:

Lawrence W. Talbot Law Corporation, Attn:  Mr. Lawrence Talbot

cc:

Computershare Investor Services Inc., Attn: Mr. David Cavasin (via email)

cc:

The American Stock Exchange LLC, Attn:  Kerri Ramirez, Listing Qualifications